UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 16, 2013

USG Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-8864	36-3329400
(State or other jurisdiction of incorporation)	Commission File Number:	(IRS Employer Identification No.)

550 West Adams Street, Chicago, Illinois	60661-3676
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (312) 436-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On October 16, 2013, USG Corporation (“USG” or the “Company”) entered into a share sale and subscription agreement (the “Asia Subscription Agreement”) by and among the Company, USG Netherlands Global Holdings B.V., Boral Limited (“Boral”), Boral International Pty Limited, and Boral Gypsum Asia Sdn Bhd, and a share sale and subscription agreement (the “Australasia Subscription Agreement” and together with the Asia Subscription Agreement, the “Subscription Agreements”) by and among the Company, USG Foreign Investments, Ltd., USG Netherlands Global Holdings B.V., Boral, Boral Building Materials Pty Limited, and Boral Australian Gypsum Limited.

Pursuant to the Subscription Agreements and the Shareholders Agreement (as defined below), USG and Boral have agreed to establish a joint venture (the “USG Boral Joint Venture”) to manufacture, distribute and sell certain building products, mine raw gypsum and sell natural and synthetic gypsum throughout Asia, Australasia and the Middle East (the “Territory”). The products that USG and Boral expect to manufacture and distribute through the USG Boral Joint Venture include products for wall, ceiling, floor lining and exterior systems that utilize gypsum, wallboard, mineral fiber ceiling tiles, cement board, steel grid and studs, joint compound and other products.

Under the terms of the Subscription Agreements, USG will acquire through its subsidiaries 50% of the equity interest of each of USG Boral Building Products Pte Limited (“USG Boral Asia”), which will be a newly formed company and the sole shareholder of Boral Gypsum Asia Sdn Bhd (the “Boral Asia Business”), and Boral Australian Gypsum Limited (the “Boral Australia Business” and together with the Boral Asia Business, the “Boral Business”), which will change its name to USG Boral Building Products Pty Limited (“USG Boral Australasia”). Boral will hold through its subsidiaries the remaining 50% of each of USG Boral Asia and USG Boral Australasia. USG Boral Asia and USG Boral Australasia, together with their respective subsidiaries, will constitute the USG Boral Joint Venture.

The Company expects to fund its investment in the USG Boral Joint Venture through a $500 million cash payment to Boral, the contribution to the USG Boral Joint Venture of certain USG businesses located in the Territory and the grant to the USG Boral Joint Venture of a license to use certain USG intellectual property rights in the Territory. In the event certain performance targets are satisfied by the USG Boral Joint Venture, the Company will also pay Boral earnout payments in the amount of $25 million based on performance during the first three years after closing and up to $50 million based on performance during the first five years after closing. Boral will fund its investment in the USG Boral Joint Venture through the contribution of the Boral Business and the grant to the USG Boral Joint Venture of a license to use certain Boral intellectual property rights in the Territory.

The USG Boral Joint Venture would be operated in accordance with the terms of a shareholders agreement (the “Shareholders Agreement”) that the Company and its subsidiaries expect to enter into with Boral and its subsidiaries upon the consummation of the Subscription Agreements.

The Shareholders Agreement provides that each of USG and Boral initially will be entitled to appoint four directors (one for each 12.5% interest held in the USG Boral Joint Venture by each shareholder) to the board of directors of each of USG Boral Asia and USG Boral Australasia and one additional local director to the board of USG Boral Asia. The chair of each board of directors is expected to be Jennifer Scanlon, USG’s Senior Vice President and President, International, through December 31, 2015. Thereafter, the right to appoint the chair will rotate every two years between USG and Boral. Frederic de Rougemont, the current Chief Executive Officer of the Boral Business, is expected to be the chief executive officer of the USG Boral Joint Venture, and Paul Monzella, Senior Vice President of United States Gypsum Company, is expected to be its chief financial officer. USG and Boral jointly will appoint any future chief executive officer or chief financial officer of the USG Boral Joint Venture.

Generally, any matter considered by the boards of USG Boral Asia and USG Boral Australasia would be approved by a majority vote. Certain specified fundamental matters would be approved only by the unanimous consent of the entire board, including, among other things, approval of a strategic plan and budget for the USG Boral Joint Venture, certain material contracts or transactions involving the joint venture, the declaration of dividends and the appointment of the chief executive officer and chief financial officer. In addition, certain fundamental matters would be approved only by the unanimous consent of those shareholders holding at least a 37.5% interest in the USG Boral Joint Venture (each such shareholder, a “Major Shareholder”), including, among other things, capital calls, changes to the business, certain material transactions involving the joint venture and matters related to the disposal of intellectual property. Certain other fundamental matters would be approved only by the unanimous consent of those shareholders holding at least a 12.5% interest in the USG Boral Joint Venture, including the issuance of additional securities of either USG Boral Asia or USG Boral Australasia, changes to the targeted dividend policy of the joint venture, matters related to the protection of intellectual property and the winding up of either of USG Boral Asia and USG Boral Australasia. The Shareholders Agreement includes a mechanism for the resolution of a deadlock at either the board or shareholder level. The mechanism would escalate from required negotiations at the USG and Boral parent company level, through mediation and may finally trigger a sale process conducted by a third party sale agent.

Under the Shareholders Agreement, the business of the USG Boral Joint Venture would be conducted in accordance with an annually approved budget and a rolling five-year strategic plan, each subject to approval by the unanimous vote of the boards. The USG Boral Joint Venture would target the distribution of 50% of combined after tax profits to USG and Boral in proportion to their respective ownership interests; provided, however, that the USG Boral Joint Venture would not pay dividends if such payments are, among other things, restricted pursuant to the terms of any credit facilities maintained by the USG Boral Joint Venture, inconsistent with the then-applicable strategic plan, or illegal. It is anticipated that the balance of the combined after tax profits would be retained for reinvestment in the business of the USG Boral Joint Venture. If the USG Boral Joint Venture requires additional funding for its operations and has exhausted all other reasonable alternatives, the shareholders, by unanimous vote of the Major Shareholders, may approve a capital call, provided that generally no shareholder will be obligated to provide additional funding, and provided further that any shareholder that does not provide additional funding in response to an approved capital call may be subject to dilution.

Under the Shareholders Agreement, the USG Boral Joint Venture has the exclusive right to conduct its business in the Territory. In addition, the Shareholders Agreement contains non-competition and non-solicitation provisions applicable to each of USG, Boral and their respective affiliates and confidentiality provisions applicable to all parties.

The Company and Boral have unconditionally and irrevocably guaranteed the obligations of their respective subsidiaries under the Subscription Agreements and have agreed to indemnify the other party and its subsidiaries for all losses, actions, proceedings and judgments resulting from any default or delay in performance by their respective subsidiaries thereunder. The Shareholders Agreement contains similar guarantee and indemnification provisions.

For a period of seven years following entry into the Shareholders Agreement, subject to certain exceptions, neither USG nor Boral would be permitted to dispose of any of their shares in the USG Boral Joint Venture without the written consent of the other shareholder. Thereafter, USG or Boral would be permitted to dispose of all (but not less than all) of their respective shares in the USG Boral Joint Venture in accordance with certain preemptive rights of the other party.

Upon the occurrence of certain events of default, including a change of control of USG or Boral or certain of their affiliates, the non-defaulting shareholder would have the right to purchase all (but not less than all) of the defaulting shareholder’s shares in the USG Boral Joint Venture at fair market value, as determined in accordance with the Shareholders Agreement. The Shareholders Agreement will be terminable at any time by USG’s written agreement with Boral or upon a shareholder becoming the sole shareholder of all interests in the USG Boral Joint Venture.

USG intends to fund the cash portion of its investment in the USG Boral Joint Venture with up to $150 million of cash on hand and $350 million of long term debt. In addition, on October 16, 2013, USG entered into a bridge commitment letter (the “Bridge Commitment Letter”) with Goldman Sachs Lending Partners LLC and JPMorgan Chase Bank, N.A. (collectively, the “Bridge Commitment Lenders”) and J.P. Morgan Securities LLC, pursuant to which the Bridge Commitment Lenders have committed to provide, in the event necessary, unsecured senior increasing rate bridge loans in an aggregate principal amount of $350 million on the terms and subject to the conditions set forth in the Bridge Commitment Letter. The obligation of the Bridge Commitment Lenders to provide any debt financing under the Bridge Commitment Letter is subject to certain customary conditions. The final termination date for the Bridge Commitment Letter is February 17, 2014. USG will not draw any bridge loans under the facility contemplated by the Bridge Commitment Letter if USG secures a sufficient amount of long-term debt financing necessary to fund the cash portion of the investment from other sources.

As an ongoing operation, it is intended that the USG Boral Joint Venture will be funded from its net cash flow from operations and third-party financing.

In connection with the closing of the USG Boral Joint Venture transaction, the parties will also enter into various ancillary agreements. These ancillary agreements include certain intellectual property license agreements, which will govern the USG Boral Joint Venture’s use of USG and Boral intellectual property, and transition services agreements, pursuant to which the parties will, on a transitional basis, provide the USG Boral Joint Venture with certain support services and other assistance after closing.

The Subscription Agreements contain customary representations and warranties made by each of USG, Boral and their respective subsidiaries party thereto, and USG, Boral and their respective subsidiaries have also agreed to various covenants in the Subscription Agreements, including, among other things, covenants (i) to conduct their respective material operations in the ordinary course of business consistent with past practice and (ii) not to take certain actions prior to the closing of the USG Boral Joint Venture transaction without prior consent of the other.

USG currently expects to close on the USG Boral Joint Venture transaction in the first quarter of 2014, with a targeted closing date of January 31, 2014. The closing of the USG Boral Joint Venture transaction is subject to certain customary conditions precedent, including, among other things, receipt of necessary regulatory approvals and third party consents.

The foregoing description of the Subscription Agreements and the Shareholders Agreement is qualified in its entirety by reference to the Asia Subscription Agreement, the Australasia Subscription Agreement and the form of Shareholders Agreement, respectively, which are filed as Exhibit 2.1, Exhibit 2.2 and Exhibit 10.1 hereto, respectively, and incorporated herein by reference.

The Subscription Agreements and form of Shareholders Agreement have been included as exhibits to this Current Report on Form 8-K to provide investors and security holders with information regarding their respective terms. They are not intended to provide any other financial information about the parties thereto or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Subscription Agreements or the Shareholders Agreement are made only for purposes of those agreements and as of specific dates; are solely for the benefit of the parties thereto; may be subject to limitations agreed upon by such parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties thereto instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the parties to the Subscription Agreements or the Shareholders Agreement or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the dates of the Subscription Agreements or the Shareholders Agreement, which subsequent information may or may not be fully reflected in public disclosures by the parties thereto.

Section 2 – Financial Information

Item 2.02	Results of Operations and Financial Condition.

On October 16, 2013, the Company issued a press release containing preliminary, unaudited results for the quarter ended September 30, 2013. A copy of the press release is furnished as Exhibit 99.1 hereto.

The information contained in this Item 2.02, including the Exhibit hereto, shall not be deemed to be filed for purposes of the Securities Exchange Act of 1934 and it shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933 except as expressly set forth by specific reference in such filing.

Section 7 – Regulation FD

Item 7.01	Regulation FD Disclosure.

On October 16, 2013, the Company and Boral issued a joint press release announcing the USG Boral Joint Venture transaction. A copy of the press release is furnished as Exhibit 99.2 hereto.

The Company and Boral will hold a joint conference call and webcast to discuss the USG Boral Joint Venture at 6:30 p.m. Central Time on October 16, 2013. A copy of the slides to be presented as part of the webcast is furnished as Exhibit 99.3 hereto.

The information contained in this Item 7.01, including the Exhibits hereto, shall not be deemed to be filed for purposes of the Securities Exchange Act of 1934 and it shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933 except as expressly set forth by specific reference in such filing.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 related expectations about future conditions. These forward-looking statements include, among others, statements regarding expected synergies and benefits of the USG Boral Joint Venture, expectations about future business plans, prospective performance and opportunities, regulatory approvals and the expected timing of the completion of the USG Boral Joint Venture transaction. These forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “objective,” “plan,” “potential,” “predict,” “projection,” “should,” “will” or other similar words, or the negative of these terms. There is no assurance that the USG Boral Joint Venture transaction will be consummated, and there are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements made herein. These risks and uncertainties include: economic conditions, such as the levels of new home and other construction activity, employment levels, the availability of mortgage, construction and other financing, mortgage and other interest rates, housing affordability and supply, the levels of foreclosures and home resales, currency exchange rates and consumer confidence; capital markets conditions and the availability of borrowings under the Company’s credit agreement or other financings; the Company’s substantial indebtedness and ability to incur substantial additional indebtedness; competitive conditions, such as price, service and product competition; shortages in raw materials; changes in raw material and energy costs; volatility in the assumptions used to determine the funded status of the Company’s pension plans; the loss of one or more major customers and customers’ ability to meet their financial obligations to the Company; capacity utilization rates for the Company and the industry; the Company’s ability to expand into new geographic markets and the stability of such markets; the Company’s ability to successfully enter into and operate the USG Boral Joint Venture, including risks that the Company’s joint venture partner, Boral, may not fulfill its obligations as an investor or may take actions that are inconsistent with the Company’s objectives; the Company’s ability to protect its intellectual property and other proprietary rights; changes in laws or regulations, including environmental and safety regulations; the satisfactory performance of certain business functions by third party service providers; the Company’s ability to achieve anticipated savings from cost reduction programs; the outcome in contested litigation matters; the effects of acts of terrorism or war upon domestic and international economies and financial markets; and acts of God. These risks and uncertainties are discussed in more detail under the heading “Risk Factors” in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2012 and in the other documents and reports filed by the Company with the SEC. Investors and security holders are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. The Company has no obligation and makes no undertaking to update or revise any forward-looking information.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit

2.1	Share Sale and Subscription Agreement, dated as of October 17, 2013, by and among USG Corporation, USG Netherlands Global Holdings B.V., Boral Limited, Boral International Pty Limited, and Boral Gypsum Asia Sdn Bhd.*†

2.2	Share Sale and Subscription Agreement, dated as of October 17, 2013, by and among USG Corporation, USG Foreign Investments, Ltd., USG Netherlands Global Holdings B.V., Boral Limited, Boral Building Materials Pty Limited, and Boral Australian Gypsum Limited.*†

10.1	Form of Shareholders Agreement.

99.1	USG Corporation press release, dated October 16, 2013.

99.2	USG Corporation press release, dated October 16, 2013.

99.3	Joint investor presentation, dated October 16, 2013.

*	Schedules and other similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby undertakes to furnish supplementally copies of any of the omitted schedules and other similar attachments upon request by the Securities and Exchange Commission, provided that the registrant may request confidential treatment for any schedule or other similar attachment so furnished.
†	Dated October 17, 2013 Sydney, Australia time, but fully executed by all parties on October 16, 2013, U.S. Central Time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USG CORPORATION Registrant

Date: October 16, 2013	By:	/s/ Stanley L. Ferguson
Stanley L. Ferguson
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit

2.1	Share Sale and Subscription Agreement, dated as of October 17, 2013, by and among USG Corporation, USG Netherlands Global Holdings B.V., Boral Limited, Boral International Pty Limited, and Boral Gypsum Asia Sdn Bhd.*†

2.2	Share Sale and Subscription Agreement, dated as of October 17, 2013, by and among USG Corporation, USG Foreign Investments, Ltd., USG Netherlands Global Holdings B.V., Boral Limited, Boral Building Materials Pty Limited, and Boral Australian Gypsum Limited.*†

10.1	Form of Shareholders Agreement.

99.1	USG Corporation press release, dated October 16, 2013.

99.2	USG Corporation press release, dated October 16, 2013.

99.3	Joint investor presentation, dated October 16, 2013.

*	Schedules and other similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby undertakes to furnish supplementally copies of any of the omitted schedules and other similar attachments upon request by the Securities and Exchange Commission, provided that the registrant may request confidential treatment for any schedule or other similar attachment so furnished.
†	Dated October 17, 2013 Sydney, Australia time, but fully executed by all parties on October 16, 2013, U.S. Central Time.